Bethany A. Pelliconi (SBN 182920)
John H. Lien (SBN 216930)
REED SMITH llp
355 South Grand Avenue, Suite 2900
Los Angeles, CA  90071-1514
Telephone:                                213.457.8000
Facsimile:                                213.457.8080
Attorneys for Plaintiff
ACCUPATH DIAGNOSTICS LABORATORIES, INC., dba US LABS, a California corporation

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES, CENTRAL DISTRICT

ACCUPATH DIAGNOSTICS LABORATORIES, INC. dba US LABS, a California corporation,
Plaintiff,
        vs.

NEOGENOMICS, INC. dba NEOGENOMICS LABORATORIES, a Florida corporation, ROBERT GASPARINI, an individual, CHRISTOPHER THIBODEAU, an individual, DOUGLAS WHITE, an individual, GARY ROACH, an individual, and DOES 1 THROUGH 50, INCLUSIVE,
Defendants.

No.: BC360985 [Assigned to the Honorable Gregory W. Alarcon, Dept. 36] STIPULATED FINAL JUDGMENT [C.C.P. § 664.6] Compl. Filed: October 26, 2006 Trial Date: April 15, 2008

 IT IS HEREBY STIPULATED BY AND BETWEEN Plaintiff Accupath Diagnostics Laboratories, Inc. dba US Labs (“US Labs”) and Defendants NeoGenomics, Inc., Robert Gasparini, Gary Roche, and Douglas White
(collectively, “Defendants”) as follows:

1)           This Stipulation is entered into in accordance with a Settlement Agreement and Release by and between US Labs and Defendants, with respect to the lawsuit filed by US Labs against Defendants in the Los                Angeles Superior Court, entitled Accupath Diagnostics Laboratories, Inc. v. NeoGenomics, Inc., et al., Case No. BC 360985.  As set forth in the Settlement Agreement and Release, Defendants agreed to pay US Labs the settlement sum of Five Hundred Thousand Dollars and No Cents ($500,000) in accordance with the following schedule:

i.           Two Hundred Fifty Thousand Dollars and No Cents ($250,000.00) by check made payable to US Labs, on or before May 1, 2008; and
ii.           The $250,000 remainder of the settlement sum shall be paid in eight equal installments of $31,250 each, by checks made payable to US Labs, on or before the following dates:

May 31, 2008	$31,250
June 30, 2008	$31,250
July 31, 2008	$31,250
August 31, 2008	$31,250
September 30, 2008	$31,250
October 31, 2008	$31,250
November 30, 2008	$31,250
December 31, 2008	$31,250

2)           In the event of a non-payment default by Defendants, US Labs will provide ten calendar days written notice to Defendants’ present attorney of record, Christopher Kondon, of its intent to cause this Stipulated Judgment to be entered against Defendants.  If, after receiving said notice, Defendants fail to cure the default within the ten calendar day notice period, then US Labs may cause this Stipulated Judgment to be entered against Defendant NeoGenomics, and US Labs may undertake any and all appropriate legal action in connection with the entry of this Stipulated Judgment to recover any past-due amount, plus any remaining unpaid portion of the $500,000 settlement sum, plus interest at the legal rate of 10% per annum, and attorney fees and costs related to the filing or other legal action necessary to effectuate entry and enforcement of this Stipulated Final Judgment.

3)           In the event the Parties’ Settlement Agreement is used as an exhibit by either of the Parties in connection with the entry or enforcement of the Stipulated Final Judgment, that the Settlement Agreement will be filed under seal to maintain its confidentiality, pursuant to the applicable section(s) of the California Code of Civil Procedure and/or California Rules of Court.

4)           This Judgment shall become final for all purposes upon entry of Judgment, and Defendants waive any right to appeal or seek review of this Judgment by a higher court.

5)           The Parties request and agree that the Honorable Gregory A. Alarcon of the Los Angeles Superior Court retain jurisdiction over the Parties to enforce this Stipulated Judgment pursuant to California Code of Civil Procedure section 664.6 against Defendants.

ACCUPATH DIAGNOSTICS LABORATORIES, INC. dba US LABS

DATED: April 23, 2008                                                                           /s/ Bradford T. Smith
By:  Its Representative

NEOGENOMICS, INC.

DATED: April 23, 2008                                                                           /s/ Robert P. Gasparini
By: Its Representative

ROBERT GASPARINI

DATED: April 23, 2008                                                                           /s/ Robert P. Gasparini
Robert Gasparini

GARY ROCHE

DATED: April 23, 2008                                                                           /s/ Gary Roche
Gary Roche

DOUGLAS WHITE

DATED: April 23, 2008                                                                           /s/ Douglas White
Douglas White

DATED:  April 23, 2008                                                                           REED SMITH LLP

By:  /s/ Bethany A. Pelliconi
Bethany A. Pelliconi
Attorney for Plaintiff
ACCUPATH DIAGNOSTICS LABORATORIES, INC., dba US LABS, a California corporation

DATED:  April  23, 2008                                                      KIRKPATRICK & LOCKHART PRESTON
GATES ELLIS LLP

By:  /s/ Christopher J. Kondon
Christopher J. Kondon
Attorney for Defendants
NEOGENOMICS, INC., ROBERT GASPARINI, GARY ROCHE, AND DOUGLAS WHITE

JUDGMENT

This Stipulated Final Judgment is hereby approved, and judgment shall be entered in accordance therewith in the amount of $______________, which is $500,000.00, less $________________ paid by Defendant NeoGenomics, Inc., Robert Gasparini, Gary Roche, and Douglas White pursuant to the Parties’ Settlement Agreement, plus $_________ interest at the legal rate of 10% per annum on any unpaid balance after any uncured default payments, plus $____________ in attorney fees and costs related to the filing or other legal action necessary to effectuate entry and enforcement of this Stipulated Final Judgment.
Pursuant to California Code of Civil Procedure section 664.6, the Court shall retain jurisdiction over the Parties to enforce this Stipulated Final Judgment until there is full performance of its terms, in a manner consistent with the Settlement Agreement.

DATED:   April  25 , 2008

Hon. Gregory A. Alarcon
Judge of the Los Angeles Superior Court

STIPULATED FINAL JUDGMENT